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                                                                    EXHIBIT 10.2

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (herein called this "Amendment"), dated as of December 5, 2000, is entered into by and among W&T OFFSHORE, INC., a Nevada corporation, as the borrower (the "Borrower"), the various financial institutions parties hereto, as lenders (collectively, the "Lenders"), THE TORONTO-DOMINION BANK, as issuer of Letters of Credit (in such capacity together with any successors thereto, the "Issuer"), and TORONTO DOMINION (TEXAS), INC., individually and as agent (in such capacity together with any successors thereto, the "Agent") for the Lenders. Terms defined in the Credit Agreement (as hereinafter defined) are used herein with the same meanings as given them therein, unless the context otherwise requires.

                               W I T N E S S E T H

     WHEREAS, the Borrower, the Lenders and the Agent have heretofore entered into a certain Amended and Restated Credit Agreement, dated as of February 24, 2000 (the "Credit Agreement"); and

     WHEREAS, the Borrower, the Lenders, the Issuer, and the Agent now desire to amend the Credit Agreement to provide for, among other things, the issuance of letters of credit by the Issuer (as defined hereinafter), as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Issuer, and the Agent hereby agree as follows:

     1. Amendment of Section 1.1. The definitions of "Available Distribution Amount", "Calculation Date", "Facility Usage", "Lender Parties", "Loan Documents", "Percentage Share", "Permitted Tax Distribution", and "Quarterly Distribution Amount" in Section 1.1 of the Credit Agreement are amended hereby in their entirety to read as follows:

          ""Available Distribution Amount" means on any date (the "Calculation Date") the amount equal to (i) the sum of all Quarterly Distribution Amounts calculated for the period from January 1, 1999, until the end of the most recent Fiscal Quarter ended on or prior to the Calculation Date minus (ii) the sum of all Quarterly Distribution Amounts distributed during such period."

          ""Calculation Date" is defined in the definition of the term "Available Distribution Amount"."

          ""Facility Usage" means, at the time in question, the aggregate outstanding principal amount of all Loans of all Lenders plus all Letter of Credit Outstandings of all Issuers."

          ""Lender Parties" or "Lender Party" means, as the context may require, Agent, any Lender or any Issuer, or any of their respective successors, transferees or assigns."

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          ""Loan Documents"means this Agreement, the Acquisition Loan Documents, the Notes, all Letters of Credit, the Security Documents, any Hedge
     Contract between Borrower or its Subsidiaries and any then current Lender or an Affiliate of any then current Lender, and all other agreements, amendments, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects)."

          ""Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1, 2.5, and 2.11(d), in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the aggregate amount of such Lender's Letter of Credit Outstandings at such time, by (ii) the sum of the aggregate unpaid principal balance of all Loans at the time in question plus all Letter of Credit Outstandings at such time."

          ""Permitted Tax Distribution" means, with respect to any shareholder of Borrower, distributions by Borrower to such shareholder to pay taxes of such shareholder attributable to such shareholder's interest in Borrower."

          ""Quarterly Distribution Amount" means, for each Fiscal Quarter, W&T LLC's EBITDA minus W&T LLC's capital expenditures for such Fiscal Quarter. In addition to the foregoing, Borrower may declare and pay to any Persons dividends payable only in its common stock."

     2. Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following:

          ""Adjusted Net Income After Permitted Tax Distributions" means, on any date, the result of (i) Borrower's Consolidated Net Income minus (ii) the aggregate amount of Permitted Tax Distributions during such year minus
     (iii) the aggregate amount of any extraordinary gain on the sale of assets (determined in accordance with GAAP) during such year."

          ""Disbursement" means the amount disbursed by the Issuer on a Disbursement Date."

          ""Disbursement Date" is defined in Section 2.11(e)."

          ""Equity Investment" means relative to any Person, any ownership or similar interest held by such Person in any other Person consisting of any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, limited partnership interests,

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     membership interest in a limited liability company, or beneficial interests in a trust."

          ""Issuance Request"means a request and certificate duly executed by the chief executive, accounting or financial authorized officer of the Borrower, substantially in the form of Exhibit I attached hereto (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower)."

          ""Issuer" means The Toronto-Dominion Bank or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Agent (which shall, at the Borrower's request, notify the Borrower from time to time of the identity of such other Lender)."

          ""Letter of Credit" is defined in Section 2.11(a)."

          ""Letter of Credit Commitment" means, relative to any Lender, such Lender's obligation to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.11."

          ""Letter of Credit Fee" is defined in Section 2.5(c).

          ""Letter of Credit Outstandings" means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations."

          ""Reimbursement Obligations" is defined in Section 2.11(f)."

          ""Stated Amount" of each Letter of Credit means the face amount of such Letter of Credit or the "Stated Amount" of such Letter of Credit (as defined therein), in each case, as such amount is in effect on the issuance date thereof."

          ""Stated Expiry Date" is defined in Section 2.11(a)."

     3. Amendment of Section 1.1. Clause (a) of the definition of "Commitment Fee Rate" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(a) one-fourth of one percent (0.25%) per annum when the Facility Usage on such day is less than fifty percent (50%) of the Borrowing Base on such day,"

     4. Amendment of Section 1.5. Section 1.5 of the Credit Agreement is hereby amended by replacing all occurrences of the phrase "Sections 3.2, 3.3, 3.4, 3.5 or 3.6" with the phrase "Sections 2.11, 3.2, 3.3, 3.4, 3.5 or 3.6".

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     5. Amendment of Section 2.1. Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 2.1. Commitments to Make Loans; Notes; Participate in Letters of Credit. Subject to the terms and conditions hereof, each Lender severally agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type (or participate in Letters of Credit) in accordance with their respective Percentage Shares and as part of the same Borrowing. No Lender shall be permitted or required to (a) make any Loan if, after giving effect thereto (i) the Facility Usage would exceed the Borrowing Base determined as of the date on which the requested Loans are to be made or the Commitment, (ii) the Loan by such Lender would exceed such Lender's Percentage Share of the aggregate amount of Loans then requested from all Lenders, or (iii) the sum of the aggregate outstanding principal amount of all Loans of such Lender together with such Lender's Percentage Share of Letter of Credit Outstandings would exceed such Lender's Percentage Share of the Borrowing Base then outstanding or the Commitment; or (b) issue (in the case of an Issuer) or participate in (in the case of a Lender) any Letter of Credit if, after giving effect thereto
     (i) the Facility Usage would exceed the Borrowing Base determined as of the date on which the requested Letter of Credit is to be issued or the Commitment; (ii) such Lender's Percentage Share of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Loans of such Lender would exceed such Lender's Percentage Share of the Borrowing Base then outstanding or the Commitment; or (iii) all letter of Credit Outstandings would exceed $5,000,000. The aggregate amount of all Loans in any Borrowing of ABR Loans must be greater than or equal to $500,000 (any higher, in multiples of $100,000) or must equal the remaining availability under the Borrowing Base. The aggregate amount of all Loans in any Borrowing of Eurodollar Loans must be greater than or equal to $500,000 (any higher, in multiples of $100,000) or must equal the remaining availability under the Borrowing Base. Borrower may have no more than five
     (5) Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender plus such Lender's Percentage Share of the Letter of Credit Outstandings minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and ABR Loans bearing interest at the Alternate Base Rate (subject to the applicability of the Default Rate and limited by the provisions of Section 10.9). Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

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     6. Amendment of Section 2.5. Section 2.5 of the Credit Agreement is hereby amended by inserting the following clauses (c) and (d) after clause (b) thereof:

          "(c) Letter of Credit Stated Amount Fee. The Borrower agrees to pay to the Agent, for the account of each Lender, a participation fee with respect to its participations in Letters of Credit, for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, at a rate per annum equal to Eurodollar Margin on the Stated Amount of such Letter of Credit, based on a year comprised of three-hundred and sixty (360) days (such participation fee, "Letter of Credit Fee"). A prorated portion of such fee shall be payable by the Borrower in arrears on each ABR Payment Date, and at the end of the Commitment Period for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit."

          "(d) Letter of Credit Issuance Fee. The Borrower agrees to pay to each Issuer for its own account an issuance fee for each Letter of Credit issued by such Issuer equal to 0.0625% of the Stated Amount of such Letter of Credit. Such fee shall be payable by the Borrower on the date of issuance of such Letter of Credit. The Borrower also agrees to pay such Issuer's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, which fees shall be payable to such Issuer within ten (10) days after demand."

     7. Amendment of Section 2.7. (i) Clause (a) of Section 2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(a) If at any time the Facility Usage exceeds the Commitment (whether due to a reduction in the Commitment in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans (and, upon repayment of all Loans, shall provide cash collateral as set forth in Section 2.11(g)) in an amount at least equal to such excess."

     (ii) Sub-clause (i) of clause (b) of Section 2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(i) prepay the principal of the Loans (and, upon repayment in full of all Loans, shall provide cash collateral to Issuer as set forth in Section 2.11(g)) in an aggregate amount at least equal to such Borrowing Base Deficiency, or"

     (iii) Sub-clause (ii) of clause (b) of Section 2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(ii) give notice to Agent electing to prepay the principal of the Loans (and, upon repayment of all Loans, shall provide cash collateral as set forth in Section 2.11(g)) in up to three monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal

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     to or in excess of one-third of such Borrowing Base Deficiency, and with the first such installment to be paid one month after the giving of such notice and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated, or"

     8. Amendment of Article II. Article II of the Credit Agreement is hereby amended by inserting the following Section 2.11 after Section 2.10 thereof:

          "Section 2.11. Letters of Credit. From time to time on any Business Day prior to the end of the Commitment Period, each Issuer will issue, and each Lender will participate in, to the extent of each Lender's Percentage Share, the Letters of Credit, in accordance with the following terms:

          (a) Issuance Requests. By delivering to the Agent and the applicable Issuer an Issuance Request on or before 11:00 a.m., Central time, the Borrower may request, from time to time during the Commitment Period and on not less than three (3) nor more than ten (10) Business Days' notice, that such Issuer issue an irrevocable standby letter of credit in such form as may be mutually agreed to by the Borrower and such Issuer (each a "Letter of Credit"), in support of financial obligations of the Borrower incurred in the Borrower's ordinary course of business and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms: (i) be issued in a Stated Amount which (1) together with all Letter of Credit Outstandings and all outstanding Loans does not exceed (or would not exceed) the then Commitment or Borrowing Base or (2) together with all Letter of Credit Outstandings would not exceed $5,000,000; (ii) be stated to expire on a date (its "Stated Expiry Date") no later than the earlier
     (1) of one year from its date of issuance and (2) the end of the Commitment Period. So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Agent of an Issuance Request at least three (3) but not more than ten (10) Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request such Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of (i) one year from its date of extension or (ii) the end of the Commitment Period.

          No Issuer is under any obligation to issue any Letter of Credit if:
     (i) any order, judgment or decree of any government agency or arbitrator shall by its terms purport to enjoin or restrain such Issuer from issuing such Letter of Credit, or any requirement of applicable Law or any request or directive (whether or not having the force of law) from any government agency with jurisdiction over such Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuer in good faith deems material to it; (ii) one

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     or more of the applicable conditions contained in Article IV is not then satisfied; (iii) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit; (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuer, or the issuance of a Letter of Credit shall violate any applicable policies of such Issuer; (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or (vi) such Letter of Credit is in a face amount denominated in a currency other than Dollars. The Uniform Customs and Practice for Documentary Credits most recently published by the International Chamber of Commerce at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letter of Credit) apply to all Letters of Credit.

          (b) Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article IV), the applicable Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Lenders and the Borrower with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

          (c) [Intentionally Omitted]

          (d) Other Lenders' Participation. Each Letter of Credit issued pursuant to Section 2.11(b) shall, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Issuer thereof) pro rata according to their respective Percentage Shares. Each Lender shall, to the extent of its Percentage Share, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.11(e), or which have been reimbursed by the Borrower but must be returned, restored or disgorged by such Issuer for any reason, and each Lender shall, to the extent of its Percentage Share, be entitled to receive from the Agent a ratable portion of the Letter of Credit Fee received by the Agent pursuant to Section 2.5(c), with respect to each Letter of Credit. In the event that the Borrower shall fail to reimburse any Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 2.11(e) and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office

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     of such Issuer specified in such notice not later than 11:00 a.m., Central time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer. In the event that any Lender fails to make available to such Issuer the amount of such Lender's participation in such Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for three
     (3) Business Days (together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the interest rate applicable to ABR Loans plus two percent (2%). Nothing in this Section shall be deemed to prejudice the right of any Lender to recover from any Issuer any amounts made available by such Lender to such Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuer in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of such Issuer. Each Issuer shall distribute to each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by such Issuer such other Lender's Percentage Share of all payments received by such Issuer from the Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

          (e) Disbursements. Each Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (the "Disbursement Date") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., Central time, on the Disbursement Date, the Borrower will reimburse the applicable Issuer for all amounts which it has disbursed under or in respect of such Letter of Credit. In the event the applicable Issuer is not reimbursed by the Borrower on the Disbursement Date, or if such Issuer must for any reason return or disgorge such reimbursement, the Lenders (including such Issuer) shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Loans which are ABR Loans as provided in Section 2.1 (the Borrower being deemed to have given a timely Borrowing Notice therefor for such amount); provided, however, for the purpose of determining the availability of the Commitments to make Loans immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time. To the extent the applicable Issuer is not reimbursed in full in accordance with the preceding sentences, the Borrower's Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the interest rate applicable to ABR Loans, plus a margin of two percent (2%) per annum, payable on demand.

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          (f) Reimbursement. The Borrower's obligation (a "Reimbursement
     Obligation") under Section 2.11(e) to reimburse an Issuer with respect to each Disbursement (including interest thereon), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower or any Lender to commence any proceeding against the applicable Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

          (g) Deemed Disbursements. Upon either (i) the occurrence and during the continuation of an Event of Default pursuant to Section 8.1(j) or the occurrence of the end of the Commitment Period or (ii) the declaration by the Agent of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the commitments (if not theretofore terminated) to be terminated as provided in Section 8.1, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by such Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse such Issuer the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so received by such Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's obligations in connection with the Letters of Credit issued by such Issuer. All amounts on deposit pursuant to this Section 2.11(g) shall, until their application to any Obligation or their return to the Borrower, as the case may be, at the Borrower's written request, be invested in high grade short term liquid investments as such Issuer may choose in its sole discretion reasonably exercised, which interest shall be held by the applicable Issuer as additional collateral security for the repayment of the Borrower's Obligations under and in connection with the Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such investments shall be charged against the principal amount invested. No Lender Party shall be liable for any loss resulting from any investment made by

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     such Issuer at the Borrower's request. Such Issuer is not obligated hereby, or by any other Loan Document, to make or maintain any investment, except upon written request by the Borrower. At any time when such Letters of Credit shall terminate and all Obligations to each Issuer are either terminated or paid or reimbursed to such Issuer in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from such Issuer), and such Issuer will return to the Borrower the excess, if any, of (A) the aggregate amount held by such Issuer and not theretofore applied by such Issuer to any Reimbursement Obligation over (B) the aggregate amount of all Reimbursement Obligations to such Issuer pursuant to this Section, as so adjusted. At such time when all Events of Default shall have been cured or waived, if the end of the Commitment Period shall not have occurred for any reason, each Issuer shall return to the Borrower all amounts then on deposit with such Issuer pursuant to this Section. Borrower hereby assigns and grants to such Issuer a continuing security interest in all such collateral security paid by it to such Issuer, all investments purchased with such collateral security, and all proceeds thereof to secure its Obligations under this Agreement, the Notes, and the other Loan Documents, and Borrower agrees that collateral security and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that such Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

          (h) Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Lender (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (ii) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise; (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof; (vi) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit; (vii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer (if other than the Lender or its Affiliates) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit or any unrelated transaction; (viii) any payment by an Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by an Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor. None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower.

          (i) Increased Costs; Indemnity. If by reason of (i) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or (ii) compliance by any Issuer or any Lender with any direction, or requirement of any governmental or monetary authority, including, without limitation, Regulation D: (1) any Issuer or any Lender shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.11, whether directly or by such being imposed on or suffered by such Issuer or such Lender; (2) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Lender; or (3) there shall be imposed on any Issuer or any Lender any other condition regarding this Section 2.11, any Letter of Credit or any participation therein, and the result of the foregoing is directly to increase the cost to such Issuer or such Lender of issuing or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Lender, then and in any such case such Issuer or such Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Agent and the Borrower thereof, and the Borrower shall pay within ten (10) days of demand such amounts as such Issuer or Lender may in good faith specify to be necessary to compensate such Issuer or Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate per annum. The determination by such Issuer or

     Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall be rebuttable presumptive evidence of such amounts.

          In addition to amounts payable as elsewhere provided in this Section 2.11, the Borrower hereby indemnifies, exonerates and holds each Issuer, the Agent and each Lender harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether such Issuer, the Agent or such Lender is a party to the action for which indemnification is sought), including reasonable attorneys' fees and disbursements, which such Issuer, the Agent or such Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of such Issuer as determined by a court of competent jurisdiction, or the failure of such Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority."

     9. Amendment of Section 3.4 Section 3.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 3.4 Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans (or to participate in, issue or maintain any Letter of Credit), or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan (or to participate in, issue or maintain any Letter of Credit) are not available to it, or (c) any Lender Party determines that the formula for calculating the Adjusted Eurodollar Rate does not fairly reflect the cost to such Lender Party of making or maintaining Loans (or of participating in, issuing or maintaining any Letter of Credit) based on such rate, then, upon notice by such Lender Party to Borrower and Agent, Borrower's right to elect Eurodollar Loans from such Lender Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans (or participations in, issuances of or maintenance of any Letter of Credit) of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice (or Issuance Request) and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, ABR Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity."

     10. Amendment of Section 3.6 The first sentence of clause (b) of Section
3.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "All payments on account of the principal of, and interest on, each Lender Party's Loans and Note and all payments in respect of any Reimbursement Obligation, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower."

     11. Amendment of Section 4.3. (i) The first sentence of Section 4.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 4.3. Additional Conditions Precedent to All Loans and Letters of Credit. No Lender has any obligation to make any Loan (including its first) and no Issuer has any obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:"

     (ii) Clauses(a), (b) and (d) of Section 4.3 of the Credit Agreement is hereby amended by replacing all occurrences of the phrase "such Loan" with the phrase "such Loan or the date of issuance of such Letter of Credit".

     (iii) Clause(e) of Section 4.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any Issue to any penalty or other onerous condition under or pursuant to any such Law."

     12. Amendment of Section 7.6. Section 7.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 7.6 Limitation on Distributions; Redemptions and Prepayments of Indebtedness. No Restricted Person will make any Distribution, except as expressly provided in this section, and no Restricted Person will redeem, purchase, prepay or defease any Indebtedness, other than the Obligations, prior to the original maturity thereof. Distributions may be made:

          (i) by Borrower to any of its shareholders on any date in an amount not to exceed the Available Distribution Amount, or

          (ii) by Borrower to its shareholders, provided such distribution is a Permitted Tax Distribution, or

          (iii) by Borrower to its shareholders, provided that (a) the amount of all distributions pursuant to this Section 7.6(iii) during such year and any Equity Investments during such year do not, in the aggregate, exceed $10,000,000 per year, (b) such distribution occurs within thirty (30) days of the receipt by Agent of updated monthly financial reports in form and substance satisfactory to Agent, in its sole discretion, accompanied by a certificate of an authorized officer of the Borrower certifying to the truth, correctness and completeness of such reports, (c) the ratio of (X) EBITDA to (Y) Consolidated Interest of Borrower for the Four Quarter Period then ended shall not be less than 8.0 to 1.0, (d) after giving effect to such distribution, the Facility Usage on such date is less than seventy-five percent (75%) of the Borrowing Base on such date, and (e) the amount of all distributions pursuant to this Section 7.6(iii) during such year and any Equity Investments during such year do not, in the aggregate, exceed fifty percent (50%) of Adjusted Net Income After Permitted Tax Distributions; or

          (iv) by Subsidiaries of Borrower without limitation to Borrower;

          provided, that the computation of the amount of any such distribution described in clauses (i), (ii), (iii) and (iv) above shall have been proven by Borrower to the reasonable satisfaction of Agent, and, provided further that no such distribution described in clauses (i), (ii), (iii) and (iv) above shall be permitted if (a) an Event of Default has occurred and is continuing, (b) an Event of Default would occur as a result of such distribution, or (c) a Borrowing Base Deficiency exists."

     13. Amendment of Section 7.7. Section 7.7 of the Credit Agreement is hereby amended by inserting the following directly after the last sentence of Section 7.7:

          "Notwithstanding the foregoing, Borrower may make an Equity Investment in any Person, provided that (a) the amount of all Equity Investments during such year and distributions pursuant to Section 7.6(iii) during such year do not, in the aggregate, exceed $10,000,000 per year, (b) such Equity Investment occurs within thirty (30) days of the receipt by Agent of updated monthly financial reports in form and substance satisfactory to Agent, in its sole discretion, accompanied by a certificate of an authorized officer of the Borrower certifying to the truth, correctness and completeness of such reports, (c) the ratio of (X) EBITDA to (Y) Consolidated Interest of Borrower for the Four Quarter Period then ended shall not be less than 8.0 to 1.0, (d) after giving effect to such Equity Investment, the Facility Usage on such date is less than seventy-five percent (75%) of the Borrowing Base on such date, and (e) the amount of all Equity Investments during such year and distributions pursuant to Section 7.6(iii) during such year do not, in the aggregate, exceed fifty percent (50%) of Adjusted Net Income After Permitted Tax Distributions;

          provided, that the computation of the amount of any such Equity Investment described above shall have been proven by Borrower to the reasonable satisfaction of Agent, and, provided further that no such Equity Investment described above shall be permitted if (a) an Event of Default has occurred and is continuing, (b) an Event of Default would occur as a result of such Equity Investment, or (c) a Borrowing Base Deficiency exists."

     14. Amendment of Section 8.1. (i) The second sentence of the last paragraph of Section 8.1 of the Credit Agreement is hereby amended in its entirety to the following:

          "Upon any such acceleration, any obligation of any Lender to make any further Loans hereunder and any obligation of any Issuer to issue Letters of Credit hereunder shall be permanently terminated."

     (ii) Clause(1) of the last paragraph of Section 4.3 of the Credit Agreement is hereby amended in its entirety to the following:

          "(1) terminate any obligation of Lender to make Loans hereunder and any obligation of any Issuer to issue Letters of Credit hereunder, and"

     15. Amendment of Section 10.1. Clause (a) of Section 10.1 of the Credit Agreement is hereby amended by deleting the word "and" between sub-clause (ii) and sub-clause (iii) and inserting after the phrase "in Section 10.9)" and before the "."the following:

          "and (iv) if such party is Issuer, by Issuer"

     16. Amendment of Section 10.6. Sub-clause (i) of clause (b) of Section 10.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans, Letter of Credit Outstandings and Note and be committed to make that Percentage Share of all future Loans and participations in Letters of Credit, the assignee shall have a fixed Percentage Share in such Loans, Letter of Credit Outstandings and Note and be committed to make that Percentage Share of all future Loans and participations in Letters of Credit, and the Percentage Share of the aggregate of the Commitment and the Acquisition Commitment of both the assignor and assignee shall equal or exceed $5,000,000."

     17. Amendment of Section 10.14. Section 10.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 10.14. Release of Collateral. Agent and each Lender Party hereby agree that so long as no Event of Default shall have occurred and be continuing Agent shall release from the Security Documents, upon written request by Borrower and at Borrower's expense, interests in oil and gas properties sold by any Restricted Person in compliance with Section 7.5(c), upon receipt of the indefeasible prepayment of the Loans and Letter of Credit Outstandings required in connection with such sale, if any. No further authorization from any Lender Party shall be required in connection with any such release."

     18. Addition of Exhibit I. The Credit Agreement is hereby amended by adding Exhibit A to this Amendment as Exhibit I thereto.

     19. Redetermination of the Borrowing Base. As of the date hereof, the Agent and the Lenders agree that the Borrowing Base shall be $105,000,000, subject to redetermination pursuant to Section 2.9 or reduction pursuant to Section 7.5(c).

     20. To induce each Lender Party to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

     (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) has all requisite corporate power and authority to own its assets and to carry on its business as now conducted and proposed to be conducted, (iii) is duly qualified to do business and is in good standing in all other jurisdictions where the nature of its business requires it to be so qualified and where the failure to so qualify would materially and adversely affect the business, assets, properties or condition (financial and otherwise), of the Borrower;

     (b) The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary action of the Borrower, require, in respect of the Borrower, no action by or in respect of, or filing with, any governmental authority which has not been performed or obtained and do not contravene, or constitute a default under, any provision of Law or regulation (including, without limitation, Regulation X issued by the Board of Governors of the Federal Reserve System applicable to the Borrower or Regulation U issued by the Board of Governors of the Federal Reserve System) or the articles of incorporation or the bylaws of the Borrower or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower except as contemplated by the Loan Documents;

     (c) This Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     21. Issuer As A Party To The Credit Agreement.

     (a) The Toronto-Dominion Bank agrees to become a party to the Credit Agreement and to have the rights and perform the obligations of Issuer under the Credit Agreement and any other Loan Document, and to be bound in all respects as Issuer by the terms of the Credit Agreement and any other Loan Document effective as of the date hereof.

     (b) The Toronto-Dominion Bank (i) confirms that it has received a copy of the Credit Agreement (including all exhibits and schedules thereto), together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and (ii) agrees that it will perform in accordance with their terms, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as Issuer.

     (c) As of the date hereof, each of the parties hereto agree that The Toronto-Dominion Bank shall be a party to the Credit Agreement and to the extent provided in the Credit Agreement, have the rights and obligations of Issuer thereunder.

     22. Conditions Precedent: The effectiveness of this Amendment shall be subject to the prior or concurrent satisfaction, on or before December 5, 2000, of the conditions precedent that the Agent shall have received all of the following, in form and substance satisfactory to the Agent, and, if applicable, in sufficient number of signed counterparts:

     (a) This Amendment, duly executed by the Borrower, the Agent, Issuer and each Lender;

     (b) That certain First Amendment to Second Amended and restated Subsidiary Guaranty, dated as of the date hereof, duly executed by the Agent and W&T LLC;

     (c) That certain First Amendment to Amended and restated Security Agreement, dated as of the date hereof, duly executed by the Agent and Borrower; and

     (d) An amendment fee, for the pro rata account of each of the Lenders hereto of $150,000 ($112,500 (0.125% times $90,000,000) plus $37,500 (0.25%
times the incremental amount of Borrowing Base in excess of $90,000,000)).

     23. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby. This Amendment is a Loan Document.

     24. THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     25. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

     26. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Any signature hereto delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     27. This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and the respective successors, transferees and assigns.

                     [Remainder of page intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             BORROWER:

                             W&T OFFSHORE, INC.,
                             a Nevada corporation


                             By: /s/ W. Reid Lea
                                 -----------------------------------------------
                                 Name: W. Reid Lea
                                 Title: CFO

                                 Address: 3900 Causeway Boulevard
                                          One Lakeway Center, Suite 1210
                                          Metairie, LA 70002

                                 Telephone: (504) 831-4171
                                 Fax: (504) 831-4322


                             AGENT:

                             TORONTO DOMINION (TEXAS), INC.,
                             as Agent and as Lender


                             By: /s/ Neva Nesbitt
                                 -----------------------------------------------
                                 Name: Neva Nesbitt
                                 Title: Vice President

                                 Address: 909 Fannin, Suite 1700
                                          Houston, Texas 77010
                                          Attention: Energy Group

                                 Telephone: (713) 653-8241
                                 Fax: (713) 951-9921

                             LENDERS:

                             FORTIS CAPITAL CORP.,
                             as Lender


                             By: /s/ illegible
                                 -----------------------------------------------
                                 Name:
                                 Title:


                             By: /s/ Deirdre Sanborn
                                 -----------------------------------------------
                                 Name: Deirdre Sanborn
                                 Title: Vice President

                                 Address: 100 Crescent Court
                                              Suite 1777
                                              Dallas, Texas 75201

                                 Telephone: (214) 754-0009
                                 Fax: (214) 754-5982


                             NATEXIS BANQUES POPULAIRES,
                             as Lender


                             By: /s/ Donovan C. Broussard
                                 -----------------------------------------------
                                 Name: Donovan C. Broussard
                                 Title: Vice President


                             By: /s/ Renaud J. d'Herbes
                                 -----------------------------------------------
                                 Name: Renaud J. d'Herbes
                                 Title: Senior Vice President and
                                        Regional Manager

                                 Address: 333 Clay Street
                                          Ste. 4340
                                          Houston, Texas 77002

                                 Telephone: (713) 759-9401
                                 Fax: (713) 759-9908

                             BANK ONE, TEXAS, N.A.,
                             as Lender


                             By: /s/ Charles Kingswell-Smith
                                 -----------------------------------------------
                                 Name: Charles Kingswell-Smith
                                 Title: First Vice President

                                 Address: 910 Travis Street, 6th Floor
                                          Houston, Texas 77002

                                 Telephone: (713) 751-7803
                                 Fax: (713) 751-3544


                             BANK OF SCOTLAND,
                             as Lender


                             By: /s/ Joseph Fratus
                                 -----------------------------------------------
                                 Name: Joseph Fratus
                                 Title: Vice President

                                 Address: 1021 Main Street, Suite 1370
                                          Houston, Texas 77002

                                 Telephone: (713) 651-1870
                                 Fax: (713) 651-9714


                             CHRISTIANIA BANK OG KREDITKASSE
                             ASA, NEW YORK BRANCH, as Lender


                             By: /s/ William S. Phillips   /s/ Peter M. Dodge
                                 -----------------------------------------------
                             Name: William S. Phillips     Peter M.Dodge
                             Title: First Vice President   Senior Vice President

                                 Address: 11 West 42nd Street, 7th Floor
                                          New York, New York 10036

                                 Telephone: (212) 827-4836
                                 Fax: (212) 827-4888

                             ISSUER:

                             THE TORONTO-DOMINION BANK,
                             as Issuer


                             By: /s/ Neva Nesbitt
                                 -----------------------------------------------
                                 Name: Neva Nesbitt
                                 Title: Mgr. Syndications & Credit Admin

                                 Address: 909 Fannin, Suite 1700
                                          Houston, Texas 77010
                                 Attention: Martin Snyder
                                 Telephone: 713-653-8211
                             Fax: 713-652-2647

     EXHIBIT A
     TO AMENDMENT

                                    EXHIBIT I
                           [FORM OF] ISSUANCE REQUEST

                                Issuance Request

Toronto Dominion (Texas), Inc.
909 Fannin, Suite 1700
Houston, Texas 77010

Attention:
           ----------------------------

   Re: W&T Offshore, Inc.

Ladies and Gentlemen:

     This Issuance Request is delivered to you pursuant to Section 2.11(b) of that certain Amended and Restated Credit Agreement, dated as of February 24, 2000 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement"), by and among W&T Offshore, Inc., a Nevada corporation (the "Borrower"), the various financial institutions as are, or may from time to time become, parties thereto (collectively, the "Lenders"), The Toronto-Dominion Bank, as issuer of Letters of Credit (in such capacity, together with any successors thereto, the "Issuer"), and Toronto Dominion (Texas), Inc., individually and as agent (in such capacity, together with any successor(s) thereto in such capacity, the "Agent") for the Lenders. Terms used herein have the meanings provided in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

     The Borrower hereby requests that the Issuer issue a Letter of Credit on
[Date] in the aggregate Stated Amount of            [and in the form attached
                                         ----------
hereto]./1/

     The beneficiary of the requested Letter of Credit will be
                                                              -----------------,
and such Letter of Credit will be in support of the [Provide Description] and will have a Stated Expiry Date of [Date]. The following documents will be required upon presentation: [Provide Description]

Attached hereto is an executed copy of an [Application for Letter of Credit]

----------
/1/ Include where the Borrower is providing the form of Letter of Credit requested to be issued.

     IN WITNESS WHEREOF, the Borrower has caused this Issuance Request to be
executed and delivered by its duly authorized officer this     day of
                                                           ---
          , 20  .
----------    --

                             BORROWER:

                             W&T OFFSHORE, INC.,
                             a Nevada corporation


                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:

                             Address: 3900 Causeway Boulevard
                                      One Lakeway Center, Suite 1210
                                      Metairie, LA 70002

                             Telephone: (504) 831-4171
                             Fax: (504) 831-4322